 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2005 (January 14, 2005)

UNITED BANCSHARES, INC.

(Exact name of Registrant as specified in its Charter)

Ohio	000-29283	34-1516518
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)
100 S. High Street, Columbus Grove, Ohio	45830-1241
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:		(419) 659-2141

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 19, 2005, United Bancshares, Inc. (“Company”) issued a press release announcing that the Board of Directors had reached an agreement with Daniel W. Schutt.  The agreement which will result in Mr. Schutt serving as President and Chief Executive Officer of the Company and its wholly-owned subsidiary, The Union Bank Company (“Bank”).  The Board also appointed Mr. Schutt to the Board of Directors of both the Company and the Bank.  Mr. Schutt has not yet been appointed to any committees of the board of the Company.   A copy of the press release is attached to this report as Exhibit 99.1.  A copy of the agreement is attached to this report as Exhibit 99.2.  In addition, the Company signed an agreement with its Chief Financial Officer; a copy of the agreement is attached to this report as Exhibit 99.3.

ITEM 5.02.

APPOINTMENT OF PRINCIPAL OFFICER

On January 19, 2005, United Bancshares, Inc. (“Company”) issued a press release announcing that the Board of Directors had reached an agreement with Daniel W. Schutt.  The agreement which will result in Mr. Schutt serving as President and Chief Executive Officer of the Company and its wholly-owned subsidiary, The Union Bank Company (“Bank”).  The Board also appointed Mr. Schutt to the Board of Directors of both the Company and the Bank.  Mr. Schutt has not yet been appointed to any committees of the board of the Company.  Mr. Schutt is 57 years of age. He served as President at The Union Bank Company from June 1998 until November 2002, Executive Vice-President at The State Bank & Trust Company (Defiance, Ohio) from November 2002 through July 2004 and as Executive Vice-President at Farmers & Merchants State Bank (Archbold, Ohio) from July 2004 through January 2005.  A copy of the press release is attached to this report as Exhibit 99.1.  A copy of the agreement is attached to this report as Exhibit 99.2.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits:

Exhibit No.	Description
99.1	Press Release dated January 19, 2005
99.2 99.3	Employment Agreement – Daniel W. Schutt (with Exhibit 1) Agreement – Brian D. Young

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

United Bancshares, Inc.

Date: January 19, 2005	By: \s\ Brian D. Young_______
Brian D. Young Chief Financial Officer